SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of report:
                                November 26, 2001
                        Date of earliest event reported:
                                November 9, 2001



                              DIANON Systems, Inc.
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             (Exact name of registrant as specified in its charter)



             Delaware                    000-19392              06-1128081
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   (State or other jurisdiction       (Commission File       (I.R.S. Employer
        of incorporation)                 Number)          Identification No.)



      200 Watson Boulevard, Stratford, Connecticut                06615
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        (Address of principal executive offices)                (Zip Code)



               Registrant's telephone number, including area code
                                 (203) 381-4000




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         (Former name or former address, if changed since last report.)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On November 9, 2001, DIANON Systems, Inc. ("Dianon") completed its acquisition of UroCor, Inc. ("UroCor"). Under the previously announced Agreement and Plan of Merger, dated as of June 28, 2001 and amended on October 3, 2001, among Dianon, UroCor and UroCor Acquisition Corp., a wholly-owned subsidiary of Dianon (the "Merger Agreement"), UroCor was merged with and into Dianon (the "Merger"). As a result of the Merger, each share of UroCor common stock, par value $0.01 per share, issued and outstanding was converted into the right to receive 0.3843 shares (the "Exchange Ratio") of Dianon common stock, par value $0.01 per share, and cash, if any, in lieu of fractional shares. The Exchange Ratio was determined in accordance with the Merger Agreement.

      Based on the number of shares of UroCor common stock outstanding on November 9, 2001, Dianon expects to issue shares of Dianon common stock and cash in lieu of fractional shares in an aggregate amount of approximately $170 million in exchange for the issued and outstanding shares of UroCor common stock. Dianon will pay the cash portion of the merger consideration out of available cash of Dianon. Dianon will account for the Merger using the purchase method of accounting.

      Dianon and UroCor first mailed a definitive joint proxy statement/prospectus to their respective shareholders on or about October 12, 2001 (the "Joint Proxy Statement/Prospectus"), which provides certain information about the Merger, Dianon and UroCor, including, but not limited to, the nature of Dianon's and UroCor's business, the principles used in determining the Exchange Ratio, the nature of any interests of Dianon's and UroCor's officers and directors in the Merger, and Dianon's intended use of the assets acquired in the Merger. Chapters One and Two of the Joint Proxy Statement/Prospectus, and the Merger Agreement, which is an Annex to the Joint Proxy Statement/Prospectus, are incorporated herein by reference.

      Attached hereto and also incorporated herein by reference is a copy of Dianon's press release, dated November 9, 2001, announcing the effectiveness of the Merger.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) - (b) Financial statements and pro forma financial information will be filed by amendment to this report not later than 60 days from November 26, 2001.

      (c) Exhibits: The following documents are filed as exhibits to this report:

      2 Agreement and Plan of Merger, dated as of June 28, 2001 and amended on October 3, 2001, among DIANON Systems, Inc., UroCor, Inc. and UroCor Acquisition Corp., a wholly-owned subsidiary of Dianon is incorporated by reference to Annex A of our Joint Proxy Statement/Prospectus. The Joint Proxy/Statement Prospectus is part of our Registration Statement on Form S-4 (File No. 333-66966) that was declared effective by the Securities and Exchange Committee on October 10, 2001.

      20 Chapters One and Two of our Joint Proxy Statement/Prospectus are incorporated by reference. The Joint Proxy
                  Statement/Prospectus is part of our Registration Statement on Form S-4 (File No. 333-66966) that was declared effective on October 10, 2001.

      99.1 Press Release of Dianon, dated November 9, 2001, announcing the completion of the Merger with UroCor.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DIANON Systems, Inc.

Date:  November 26, 2001
                                   /s/ David R. Schreiber
                                   --------------------------------------------
                                   Name: David R. Schreiber
                                   Title: Senior Vice President, Finance and
                                   Chief Financial Officer (Principal Financial
                                   Officer and Principal Accounting Officer)
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                                  EXHIBIT INDEX


      2 Agreement and Plan of Merger, dated as of June 28, 2001 and amended on October 3, 2001, among DIANON Systems, Inc., UroCor, Inc. and UroCor Acquisition Corp., a wholly-owned subsidiary of Dianon is incorporated by reference to Annex A of our Joint Proxy Statement/Prospectus. The Joint Proxy/Statement Prospectus is part of our Registration Statement on Form S-4 (File No. 333-66966) that was declared effective by the Securities and Exchange Committee on October 10, 2001.

      20 Chapters One and Two of our Joint Proxy Statement/Prospectus are incorporated by reference. The Joint Proxy
                  Statement/Prospectus is part of our Registration Statement on Form S-4 (File No. 333-66966) that was declared effective on October 10, 2001.

      99.1 Press Release of Dianon, dated November 9, 2001, announcing the completion of the Merger with UroCor.

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                                                                  EXHIBIT 99.1